EXHIBIT 4.1

            SERIES 5-A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


     THIS SERIES 5-A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 7th day of July, 2005 by and among Vsource, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on Exhibit A attached to this Agreement (each a "PURCHASER" and together the "PURCHASERS").

     The parties hereby agree as follows:

1. Authorization and Sale of Shares and Warrants.

     1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 3,752 shares (the "SHARES") of its Series 5-A Convertible Preferred Stock, par value $0.01 per share (the "SERIES 5-A PREFERRED"), and warrants to purchase up to 2,251,200 shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), at an exercise price of $0.50 per share substantially in the form attached hereto as Exhibit B (the "WARRANTS"). For purposes of this Agreement, a "UNIT" shall consist of one share of Series 5-A Preferred and one Warrant to purchase 600 shares of Common Stock.

     1.2 Purchase and Sale. Upon the terms and subject to the conditions herein, and in reliance on the representations, warranties and covenants set forth herein, at the Closing each Purchaser named on Exhibit A hereto shall, individually and not jointly, purchase from the Company, and the Company shall issue and sell to each such Purchaser, the number of Units set forth opposite the name of such Purchaser on Exhibit A hereto, for a purchase price of $1,000.00 per Unit (the "PURCHASE PRICE").

     1.3 Defined Terms Used in this Agreement. The following terms used in this Agreement shall be construed to have the meanings set forth below.

          "AFFILIATE" means with respect to any person or entity (a "PERSON"), any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person.

          "BALANCE SHEET" means the Company's balance sheet as of January 31, 2005 included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "MANAGEMENT ACCOUNTS" means the Company's balance sheet as of April 30, 2005 included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets or liabilities of the Company.

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          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

2. Closing; Deliveries.

     2.1 Closing. In accordance with the terms and conditions of that certain escrow agreement, dated as of June 29, 2005 (the "ESCROW AGREEMENT"), by and among the Company, the Purchasers and Hughes & Luce LLP, as escrow agent (the "ESCROW AGENT"), the purchase and sale of the Units shall take place as of the date hereof at the offices of the Escrow Agent (which time and place is designated as the "CLOSING").

     2.2 Deliveries; Certificate of Designation.

          (a) Shares and Warrants; Purchase Price. At the Closing and in accordance with the Escrow Agreement, the Company shall deliver to each Purchaser certificates representing the Shares and the Warrants being purchased by such Purchaser against payment of the Purchase Price to the Company.

          (b) Certificate of Designation. At or immediately prior to the Closing, the Company shall file the Certificate of Designation of the Company, in the form attached hereto as Exhibit C (the "CERTIFICATE OF DESIGNATION"), which establishes the rights and preferences of the Series 5-A Preferred.

          (c) Consulting Agreement. At or immediately prior to the Closing, the Company shall enter into a consulting agreement with Dennis Smith in the form attached hereto as Exhibit D and terminate the existing employment agreements between the Company's subsidiaries and Dennis Smith.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the following representations are true and correct as of the date hereof. For purposes of these representations and warranties, the phrase "TO THE COMPANY'S KNOWLEDGE" shall mean the actual knowledge of Dennis M. Smith or James G. Higham.

     3.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     3.2 Capitalization. The authorized capital stock of the Company consists of
(i) 500,000,000 shares of Common Stock, 2,074,033 shares of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, of which (a) 67,600 shares of Series 1-A Preferred Stock, par value $0.01 per share, and (b) 3,900 shares of Series 2-A Preferred Stock, par value $0.01 per share, are issued and outstanding. Except as disclosed on Schedule 3.2 and as contemplated hereby, there are no outstanding subscriptions, options, warrants, commitments, agreements or arrangements for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of

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capital stock of any class or other equity interests of the Company. As of the
Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. When issued in accordance with the terms of the Series 5-A Preferred and the Warrants, the shares of Common Stock issuable upon exercise of Series 5-A Preferred and the Warrants will be validly issued, fully paid and non-assessable. The terms relating to the Warrants are as set forth in Exhibit B attached hereto. The relative rights, preferences and other terms relating to the Series 5-A Preferred are as set forth in Exhibit C attached hereto. There are no preemptive rights, rights of first refusal, put or call rights or obligations or any other purchase or redemption obligations or anti-dilution rights with respect to the Company's capital stock or any interests therein, other than as disclosed on Schedule 3.2 or rights set forth herein or in the Company's Certificate of Incorporation or the Certificates of Designation establishing such capital stock. Other than as set forth herein, there are no rights to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction, and there are no agreements relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock.

     3.3 Authorization; No Conflict. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and the compliance with its provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

     3.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 4 of this Agreement and subject to the filings described in Section 3.5 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares and exercise of the Warrants has been duly reserved for issuance, and upon issuance, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on

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transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 4 of this Agreement, and subject to
Section 3.5 below, the Common Stock issuable upon conversion of the Shares and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

     3.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws.

     3.6 Subsidiaries. The Company's subsidiaries are as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

     3.7 Compliance with Laws. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and currently proposed business and has all material permits and licenses required thereby, except where the failure to have such permits or licenses would not have a Material Adverse Effect.

     3.8 Absence of Litigation. There is no action, suit or proceeding pending or, to the Company's knowledge, threatened, against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Material Adverse Effect.

     3.9 Absence of Liabilities. The Company does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the type required to be disclosed on a balance sheet other than (i) such matters as are specifically and expressly set forth on the Balance Sheet or Management Accounts or (ii) those which have been incurred by the Company in the ordinary course of business during the period from the date of the Balance Sheet to the date hereof.

     3.10 Material Contracts and Obligations. Except as disclosed on Schedule 3.10, the Company is not a party to, nor is it bound by any of the following types of agreements: (a) any agreement which requires future expenditures by the Company in excess of $25,000 or which might result in payments to the Company in excess of $25,000, (b) any agreement with any current officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person, (c) any agreement under which the Company is restricted from carrying on any business or other services anywhere in the world, (d) any agreement for the disposition of a material portion of the Company's assets or (e) any agreement for the acquisition of the business or shares of another party.

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     3.11 Changes. Except as disclosed in the Management Accounts or as disclosed in Schedule 3.11, since January 31, 2005, there has not been:

          (a) any material change in the assets or liabilities of the Company from that reflected on the Balance Sheet, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

          (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder other than as disclosed in the Company's Form 8-K dated May 4, 2005;

          (g) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets;

          (h) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (i) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (j) to the Company's knowledge, any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

          (k) any agreement or commitment by the Company to do any of the foregoing.

     3.12 Employees. The Company's only employees are Dennis Smith and James Higham.

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     3.13 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company has timely filed an extension for its 2004 federal tax return.

     3.14 No Stop Order. No stop order suspending or prohibiting the transactions contemplated by this Agreement has been issued by the SEC or the regulatory authorities of any state and, to the Company's knowledge, no proceeding for that purpose has been initiated or is threatened or contemplated by the SEC or the regulatory authorities of any state.

     3.15 Quotation of Common Stock. The Company's Common Stock continues to be quoted on the OTC Bulletin Board.

     3.16 Directors and Officer's Liability Insurance. The Company has made all payments under its existing policy of directors and officers' liability insurance on a timely basis.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

     4.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.2 Purchase for Own Account; Accredited Investor. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel. The officers of the Company have made available to the Purchaser any and all information which the Purchaser has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks

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and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

     4.4 Restricted Securities. The Purchaser understands that the issuance of the Shares and the Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares, the Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares, the Warrants and such Common Stock indefinitely unless the resales of same are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that, except as otherwise provided herein, the Company has no obligation to register or qualify the resale of the Shares, the Warrants or the Common Stock issuable upon conversion of the Shares or exercise of the Warrants for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, the Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

     4.5 Legends. The Purchaser understands that the Shares, the Warrants and any securities issued in respect of or exchange for the Shares or exercise of the Warrants, may bear one or all of the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares and the Warrants represented by the certificate so legended.

5. Post-Closing Covenants of the Company.

          (a) Board of Directors. Immediately following the Closing, the Company will appoint David Hirschhorn, Todd Parker and a third director, as designated by the Lead Investor, to the Company's Board of Directors.

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          (b) Directors' and Officers' Insurance and Indemnification. From and
after the Closing and for a period of six years, the Company will provide standard and customary dire+ctors' and officers' liability insurance coverage commercially consistent with the then-applicable size of the Company and its operations to current and former officers and directors of the Company (all such directors and officers are referred to herein as the "Covered Persons"), including run-off for past acts. From and after the Closing, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification obligations of the Company with respect to each of the Covered Persons, and any indemnification provisions under the Company's certificate of incorporation and bylaws will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Covered Persons as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would adversely affect the rights of the Covered Persons, unless such modification is required by law. This covenant shall be enforceable by the Covered Persons as third party beneficiaries, and shall be binding on all successors and assigns of the Company.

6. Registration Rights.

     6.1 Registration Obligations. Upon demand by Purchasers owning at least Fifty Percent (50%) of the outstanding Shares, the Company shall include the shares of Common Stock issuable upon conversion of the Series 5-A Preferred and exercise of the Warrants (the "REGISTRABLE SECURITIES") on a registration statement prepared by the Company and filed with the SEC within thirty (30) days of such demand (the "REGISTRATION STATEMENT"); provided, that no demand shall be made sooner than the six month anniversary of the Closing and the Purchasers shall be entitled to only one demand to register the Registrable Securities pursuant to this Section 6.1. The Registration Statement will be on Form SB-2 or other appropriate form and will permit the Registrable Securities to be offered on a continuous basis. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the SEC as promptly as possible after the filing thereof. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (a) the date on which all Registrable Securities have been sold, (b) the date on which all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act or (c) two years from the date the Registration Statement is declared effective by the SEC.

     6.2 Suspension of Registration Obligations. The Company's obligations under this Section 8 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would be detrimental to the Company and the Company's Board of Directors determines that it is in the best interests of the Company to defer such obligations or (b) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared by the Company to comply with its obligations under the Exchange Act at the time the Registration Statement is proposed to be filed (the period during which either of the preceding conditions is in effect is referred to as a "PERMITTED BLACK-OUT PERIOD"). A Permitted Black-Out Period will end, as applicable, upon the making of the relevant disclosure by the Company (or, if earlier, when such disclosure would no longer be necessary or detrimental) or as

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soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act.

     6.3 Expenses; Indemnification. The Company shall pay all costs and expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, other than selling commissions and fees which shall be the sole responsibility of the Purchasers. The Company and the Purchasers shall provide each other with customary indemnification rights in connection with the Registration Statement prepared and filed with the SEC pursuant to this Section 6.

7. Indemnification.

     7.1 Indemnification by the Company. The Company shall indemnify and hold harmless each Purchaser and its officers, directors, agents, Affiliates, principal shareholders, successors and assigns from and against any and all claims, demands, liabilities, obligations, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "LOSSES") arising out of any breach of the Company's representations, warranties, covenants or agreements set forth herein; provided, however, that (a) the Company shall not indemnify any Purchaser for any Losses resulting from such Purchaser's negligence or intentional misconduct or any breach of such Purchaser's representations, warranties, covenants or agreements hereunder; and (b) the Company's total liability under this Section 7.1 shall not exceed the aggregate consideration paid to the Company by the Purchasers for the Units issued and sold pursuant to this Agreement.

     7.2 Indemnification by the Purchasers. Hope & Abel Investments, LLC will indemnify and hold harmless the Company and its officers, directors, agents, Affiliates, principal shareholders, successors and assigns from and against any and all Losses arising out of any breach of any of the Purchasers' representations, warranties, covenants or agreements set forth herein; provided, however, that Hope & Abel Investments, LLC shall not indemnify the Company for any Losses resulting from the Company's negligence or intentional misconduct or any breach of the Company's representations, warranties, covenants or agreements hereunder.

8. Miscellaneous.

     8.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year following the Closing.

     8.2 Successors and Assigns; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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     8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.5. If notice is given to the Company, a copy shall also be sent to McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois, 60606, Attention: Brooks B. Gruemmer, and if notice is given to the Purchasers, a copy shall also be given to Hughes & Luce, LLP, 2800 Bank One Center, 1717 Main Street, Dallas, Texas 75201, Attention: I. Bobby Majumder.

     8.6 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     8.7 Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

     8.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

     8.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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     8.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     8.11 Acknowledgement. Each party hereto acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

     8.12 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is expressly canceled.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Series 5-A Preferred Stock and Warrant Purchase Agreement as of the date first written above.

                                      COMPANY:
                                      -------

                                      VSOURCE, INC.


                                      By:  /s/ Dennis Smith
                                           -------------------------------------
                                               DENNIS SMITH, CEO







                                      PURCHASERS:
                                      ----------


                                      /s/ Jay Beaghan
                                      ------------------------------------
                                      JAY BEAGHAN





                                      /s/ Campbell & Associates Retirement Plan
                                      ------------------------------------
                                      CAMPBELL & ASSOCIATES
                                      RETIREMENT PLAN





                                      /s/ Donald A. Cook
                                      ------------------------------------
                                      DONALD A. COOK

                                      /s/ Stuart Epstein
                                      ------------------------------------
                                      STUART EPSTEIN















                                      HOPE & ABEL INVESTMENTS, LLC.


                                      By:  /s/ David Hirschhorn
                                         ---------------------------------
                                               DAVID HIRSCHHORN, President





                                      /s/ William A. Houlihan
                                      ------------------------------------
                                      WILLIAM A. HOULIHAN

                                      /s/ Matthew Johnson
                                      ------------------------------------
                                      MATTHEW JOHNSON





                                      /s/ Roman J. Kupchynsky, II
                                      ------------------------------------
                                      ROMAN J. KUPCHYNSKY, II






                                      VANDALIA CAPITAL PARTNERS, LLC


                                      By:  /s/ I. Bobby Majumder
                                         ---------------------------------
                                               I. BOBBY MAJUMDER, Manager





                                      /s/ William J. McGrath / Mary Ann McGrath
                                      ------------------------------------
                                      WILLIAM J. MCGRATH AND MARY ANN MCGRATH

                                      /s/ Stephen P. Milner Family Trust
                                      ------------------------------------
                                      STEPHEN P. MILNER FAMILY TRUST






                                      OCEANCREST ASSOCIATES, LP


                                      By:  /s/ Mike Issa
                                         ---------------------------------
                                               MIKE ISSA, President






                                      PAC TRADING CORPORATION


                                      By:  /s/ Paul Rademaker
                                         ---------------------------------
                                               PAUL RADEMAKER, President






                                      /s/ Todd Parker
                                      ------------------------------------
                                      TODD PARKER





                                      /s/ Dennis M. Smith
                                      ------------------------------------
                                      DENNIS M. SMITH

                                      /s/ William D. Stampley
                                      ------------------------------------
                                      WILLIAM D. STAMPLEY





                                      /s/ John Vangel
                                      ------------------------------------
                                      JOHN VANGEL





                                      /s/ Tom Page
                                      ------------------------------------
                                      TOM PAGE

                                                             EXHIBIT A
                                                             ---------

                                                             INVESTORS
                                                             ---------
                                          SERIES 5-A PREFERRED STOCK AND WARRANTS PURCHASE
                                          ------------------------------------------------

----------------------------------------------- --------------------------- --------------------- --------------------
                   INVESTOR                          PURCHASE PRICE:           NO. OF SHARES:       NO OF WARRANTS
----------------------------------------------- --------------------------- --------------------- --------------------
JAY BEAGHAN                                                        $25,000                    25                   25

----------------------------------------------- --------------------------- --------------------- --------------------
CAMPBELL & ASSOCIATES RETIREMENT PLAN                              $50,000                    50                   50

----------------------------------------------- --------------------------- --------------------- --------------------
DONALD A. COOK                                                    $150,000                   150                  150

----------------------------------------------- --------------------------- --------------------- --------------------
STUART EPSTEIN                                                    $125,000                   125                  125

----------------------------------------------- --------------------------- --------------------- --------------------
HOPE & ABEL INVESTMENTS, LLC.                                     $100,000                   100                  100

----------------------------------------------- --------------------------- --------------------- --------------------
WILLIAM A. HOULIHAN                                               $250,000                   250                  250

----------------------------------------------- --------------------------- --------------------- --------------------
MATTHEW JOHNSON                                                    $50,000                    50                   50

----------------------------------------------- --------------------------- --------------------- --------------------
ROMAN J. KUPCHYNSKY, II                                             $4,000                     4                    4

----------------------------------------------- --------------------------- --------------------- --------------------
WILLIAM J. MCGRATH AND MARY ANN MCGRATH                           $200,000                   200                  200

----------------------------------------------- --------------------------- --------------------- --------------------
STEPHEN P. MILNER FAMILY TRUST                                     $50,000                    50                   50

----------------------------------------------- --------------------------- --------------------- --------------------
OCEANCREST ASSOCIATES, LP                                         $100,000                   100                  100

----------------------------------------------- --------------------------- --------------------- --------------------
PAC TRADING CORPORATION                                            $12,000                    12                   12

----------------------------------------------- --------------------------- --------------------- --------------------
TOM PAGE                                                          $100,000                   100                  100

----------------------------------------------- --------------------------- --------------------- --------------------
TODD PARKER                                                       $100,000                   100                  100

----------------------------------------------- --------------------------- --------------------- --------------------

                                                          A-1


----------------------------------------------- --------------------------- --------------------- --------------------
                   INVESTOR                          PURCHASE PRICE:           NO. OF SHARES:       NO OF WARRANTS
----------------------------------------------- --------------------------- --------------------- --------------------
DENNIS M. SMITH                                                   $100,000                   100                  100

----------------------------------------------- --------------------------- --------------------- --------------------
WILLIAM D. STAMPLEY                                                $25,000                    25                   25

----------------------------------------------- --------------------------- --------------------- --------------------
VANDALIA CAPITAL PARTNERS, LLC                                     $12,000                    12                   12

----------------------------------------------- --------------------------- --------------------- --------------------
JOHN VANGEL                                                        $25,000                    25                   25

----------------------------------------------- --------------------------- --------------------- --------------------


                                    EXHIBIT B
                                    ---------

                                 Form of Warrant
                                 ---------------

                                    EXHIBIT C
                                    ---------

                       Form of Certificate of Designation
                       ----------------------------------

                                    EXHIBIT D
                                    ---------

                          Form of Consulting Agreement
                          ----------------------------












                                      D-1